SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2007

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 9, 2007, the Board of Directors of Endurance Specialty Holdings Ltd. (the “Company”) voted unanimously to adopt several revisions to the Company’s Code of Business Conduct and Ethics.  The revisions permit the Chairman of the Nominating and Corporate Governance Committee to review and approve conflicts of interest, and direct reporting of violations of, and waivers from, the Code of Business Conduct to the General Counsel, the Chairman of the Audit Committee or the Chairman of the Nominating and Corporate Governance Committee.

Item 8.01.  Other Events.

On May 9, 2007, the Board of Directors of the Company also voted unanimously to adopt several revisions to the Company’s Corporate Governance Guidelines.  The revisions eliminate the five year limit on term of Chairmen of the Committees of the Board of Directors and clarify the process utilized for the determination by the Board of Directors of the composition and Chairmen of the Committees of the Board of Directors.

Copies of the revised Code of Business Conduct and Ethics and the revised Corporate Governance Guidelines are available on the Company’s website at www.endurance.bm.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 10, 2007

By:	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary